EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the Class A Common Stock, of North Mountain Merger Corp., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of October 2, 2020.
NORTH MOUNTAIN LLC

By:	Harbour Reach Holdings LLC, its Managing Member

By:	Netherton Investments Limited, its Managing Member

By:	/s/ Mike Bell
	Name:	Mike Bell
	Title:	Director

HARBOUR REACH HOLDINGS LLC

By:	Netherton Investments Limited, its Managing Member

By:	/s/ Mike Bell
	Name:	Mike Bell
	Title:	Director

NETHERTON INVESTMENTS LIMITED

By:	/s/ Mike Bell
	Name:	Mike Bell
	Title:	Director

NETHERTON HOLDINGS LIMITED

By:	/s/ Mike Bell
	Name:	Mike Bell
	Title:	Director

BLUECREST CAPITAL MANAGEMENT LIMITED

By:	/s/ Robert Heaselgrave
	Name:	Robert Heaselgrave
	Title:	Director

/s/ Steven Pariente
Steven Pariente, Attorney-In-Fact for Michael E. Platt